                                               Filed Pursuant to Rule 424(b)(3)
                                                  Registration Number 333-32556

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED JULY 25, 2000

                                5,000,000 Shares

                                INTERLAND, INC.

                                  Common Stock
                        -------------------------------
     This prospectus supplement supplements and amends the prospectus dated July 25, 2000 relating to 5,000,000 shares of common stock of Interland, Inc.

     The table on page 72 of the prospectus, which sets forth information with respect to the names of the underwriters and the number of shares being purchased by each underwriter, is hereby amended and restated as follows:

UNDERWRITER                                                   NUMBER OF SHARES
-----------                                                   ----------------
Bear, Stearns & Co. Inc.....................................     1,920,000
Thomas Weisel Partners LLC..................................     1,152,000
PaineWebber Incorporated....................................       768,000
CIBC World Markets Corp. ...................................        80,000
Dain Rauscher Incorporated..................................        80,000
Deutsche Bank Securities Inc................................        80,000
ING Barings LLC.............................................        80,000
Lazard Freres & Co. LLC.....................................        80,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated..........        80,000
Morgan Stanley & Co. Incorporated...........................        80,000
UBS Warburg LLC.............................................        80,000
Robert W. Baird & Co. Incorporated..........................        40,000
Brean Murray & Co., Inc.....................................        40,000
First Albany Corporation....................................        40,000
Gerard Klauer Mattison & Co., LLC...........................        40,000
Josephthal & Co. Inc........................................        40,000
Kaufman Bros., L.P. ........................................        40,000
Needham & Company, Inc......................................        40,000
Pacific Crest Securities....................................        40,000
The Robinson-Humphrey Company, LLC..........................        40,000
Sanders Morris Harris.......................................        40,000
Suntrust Equitable Securities Corporation...................        40,000
C.E. Unterberg, Towbin......................................        40,000
Wachovia Securities, Inc....................................        40,000
                                                                 ---------
          Total.............................................     5,000,000
                                                                 =========

     The prospectus, together with the prospectus supplement, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the 5,000,000 shares of our common stock. All references in the prospectus to "this prospectus" are hereby amended to read "this prospectus (as supplemented and amended)."

     SEE "RISK FACTORS" BEGINNING ON PAGE 8 OF THE PROSPECTUS ABOUT RISKS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                        -------------------------------
            The date of this prospectus supplement is July 26, 2000.